UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2014

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2013 Bonus Determinations

On March 18, 2014, the Compensation Committee of the Board of Directors of Central Garden & Pet Company (the “Company”) approved cash bonus payments to certain of the Company’s named executive officers in respect of fiscal 2013. This bonus compensation information was not included in the Summary Compensation Table included in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on December 27, 2013 (the “Proxy Statement”), because the amount of the bonuses had not been determined at the time of filing the Proxy Statement. In accordance with Item 5.02(f), the table below updates the Bonus and Total columns in the fiscal 2013 summary compensation table for the named executive officers previously set forth in the Proxy Statement. In addition, the amount under “All-Other Compensation” for Mr. Ranelli has been updated to include certain consulting fees which were paid to him for services rendered before he became Chief Executive Officer. No other amounts have changed.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards (1)($)		Option Awards (2)($)	All Other Compen sation (3)($)	Total ($)
John R. Ranelli President and Chief Executive Officer	2013	414,154	(4)	475,306	(5)	445,000		987,501	578,022	2,899,983

William E. Brown Chairman and former Chief Executive Officer	2013	490,000	(6)	—		—		—	10,813	500,813
	2012	675,000		—		—		—	13,870	688,870
	2011	650,000		—		—		999,628	13,578	1,663,206

Lori A. Varlas Senior Vice President and Chief Financial Officer	2013	414,616	(7)	105,000		—		87,500	26,279	633,395
	2012	409,231		105,000		—		123,750	26,567	664,548
	2011	296,692		100,000		378,000		136,500	21,917	933,109

Steven LaMonte Executive Vice President and President – Garden	2013	436,915		—		—		122,500	258,587	818,002
	2012	163,462	(8)	45,000		374,000		210,400	113,070	905,932

Michael Reed Executive Vice President	2013	425,000		147,500		65,000	(9)	87,500	21,190	746,190
	2012	441,346		60,000		—		137,500	21,239	660,085
	2011	425,000		106,000		—		191,100	21,428	743,528

George A. Yuhas General Counsel	2013	404,615		100,000		65,000	(9)	87,500	25,731	682,846

Former Executive Officer
Gus D. Halas Former President and Chief Executive Officer Central Operating Companies	2013	525,458	(10)	—		—		—	569,658	1,095,116
	2012	691,808		—		163,625		1,007,000	305,846	2,168,279
	2011	265,000		400,000		509,355		999,628	1,144,746	3,318,729

(1)	This column represents the grant date fair value in accordance with ASC 718. These amounts do not represent the actual value that may be realized by the named executive officers.

(2)	This column represents the grant date fair value in accordance with ASC 718. Please refer to Note 14, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on December 12, 2013 for the relevant assumptions used to determine the compensation cost of our stock option awards. These amounts do not represent the actual value, if any, that may be realized by the named executive officers.

(3)	The components of the “All Other Compensation” column for fiscal 2013 are detailed in the following table:

Description	Ranelli	Brown	Varlas	LaMonte	Reed	Yuhas	Halas
Company matching contribution to 401(k) plan	$3,624	$2,500	$3,050	$2,711	$3,050	$2,502	$3,050
Medical and life insurance premiums	3,590	8,313	11,229	11,229	7,340	11,229	13,350
Car allowance or lease	8,000	—	12,000	12,000	10,800	12,000	8,000
Consulting payments	252,594	—	—	—	—	—	383,524
Director compensation(11)	51,500	—	—	—	—	—	—
Relocation expenses	65,567	—	—	133,888	—	—	—
Housing allowance	73,500	—	—	—	—	—	84,000
Tax gross-up payments	119,647	—	—	98,759	—	—	77,734

Total	$578,022	$10,813	$26,279	$258,587	$21,190	$25,731	$569,658

(4)	Mr. Ranelli was appointed Chief Executive Officer in February 2013.

(5)	Reflects bonus for fiscal 2013 settled in fully vested shares of common stock.

(6)	Mr. Brown served as Chief Executive Officer until February 2013. His base salary was reduced from $675,000 per year to $390,000 per year to reflect the reduction in his responsibilities subsequent to stepping down as Chief Executive Officer.

(7)	Ms. Varlas was appointed Senior Vice President and Chief Financial Officer in December 2010.

(8)	Mr. LaMonte was appointed Executive Vice President and President – Garden Products in May 2012.

(9)	Reflects the portion of the bonus for fiscal 2013 settled in fully vested shares of Class A common stock.

(10)	Mr. Halas served as President and Chief Executive Officer of the Central Operating Companies until May 2013.

(11)	Reflects director fees paid prior to Mr. Ranelli’s appointment as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ John R. Ranelli
John R. Ranelli
President and Chief Executive Officer

Dated: March 24, 2014

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